UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

Globix Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

2200 West Park Drive
Westborough, MA		01581
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (508) 616-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 12, 2007, Globix Corporation, a Delaware corporation (the "Company"), entered into an employment agreement with Kurt J. Van Wagenen, its president and chief executive officer. Under the employment agreement, Mr. Van Wagenen is paid a base salary of $275,000 per annum, subject to increase in the discretion of the board of directors, and is entitled to a cash bonus, targeted at 50% of his base salary for the period ending December 31, 2007 if all of the performance objectives are achieved at the 100% level. Mr. Van Wagenen will be entitled to severance equal to one year's base salary and bonus (calculated as if all performance objectives are achieved at the 100% level) if he is terminated without cause (as defined in the employment agreement) or he resigns for good reason (as defined in the employment agreement). Under either such circumstance, Mr. Van Wagenen will be entitled to exercise any then exercisable stock options for a period of six months following termination of employment. If Mr. Van Wagenen's employment is terminated for cause or if he resigns voluntarily, he may not engage in a competitive business (as defined in the employment agreement) in the same geographic area as the Company operates for a period of six months.

Also on February 12, 2007, the Company entered into letter agreements with Eric J. Sandman, its senior vice president and chief financial officer, and John P. Stack, its vice president and corporate controller, providing each of them with severance in the amount of one year's base salary, if their employment is actually or constructively terminated without cause within one year following a change of control (as defined in the Company's 2003 Stock Option Plan) or if they are required to relocate their primary place of business to a location further than 60 miles outside of Westborough, Massachusetts. Under either such circumstance, Mr. Sandman will be entitled to exercise any then exercisable stock options for a period of six months following termination of employment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.01	Employment Agreement, dated as of February 12, 2007, by and between Globix Corporation and Kurt J. Van Wagenen

10.02	Letter Agreement, dated as of February 12, 2007, between Globix Corporation and Eric J. Sandman

10.03	Letter Agreement, dated as of February 12, 2007, between Globix Corporation and John P. Stack

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007	Globix Corporation

	By:	/s/ Kurt J. Van Wagenen
Name: Kurt J. Van Wagenen
Title: President & Chief Executive Officer